EX-28.d.2.a

EXHIBIT A

INVESTMENT ADVISORY AGREEMENT

BETWEEN

NATIONWIDE FUND ADVISORS AND NATIONWIDE VARIABLE INSURANCE TRUST

Effective October 16, 2017

Amended March 9, 2022*

Funds of the Trust	Advisory Fees
NVIT DoubleLine Total Return Tactical Fund	0.58% on assets up to $500 million; 0.555% on assets of $500 million and more but less than $1 billion; and 0.53% on assets of $1 billion and more

NVIT iShares® Fixed Income ETF Fund	0.11% of the Fund’s average daily net assets

NVIT iShares® Global Equity ETF Fund	0.11% of the Fund’s average daily net assets

NVIT J.P. Morgan MozaicSM Multi-Asset Fund	0.28% of the Fund’s average daily net assets

NVIT J.P. Morgan U.S. Equity Fund	0.39% of the Fund’s average daily net assets

NVIT GS Large Cap Equity Insights Fund

0.58% on assets up to $200 million;

0.55% on assets of $200 million and more but less than $500 million;

0.53% on assets of $500 million and more but less than $1 billion;

0.52% on assets of $1 billion and more but less than $2 billion; and

0.51% on assets of $2 billion and more

NVIT GS Small Cap Equity Insights Fund	0.72% on assets up to $100 million; 0.68% on assets of $100 million and more but less than $200 million; and 0.66% on assets of $200 million and more

NVIT GS International Equity Insights Fund

0.78% on assets up to $200 million;

0.73% on assets of $200 million and more but less than $500 million;

0.70% on assets of $500 million and more but less than $1 billion;

0.68% on assets of $1 billion and more but less than $2 billion; and

0.67% on assets of $2 billion and more

NVIT GS Emerging Markets Equity Insights Fund

0.95% on assets up to $100 million;

0.93% on assets of $100 million and more but less than $200 million;

0.91% on assets of $200 million and more but less than $500 million; and

0.89% on assets of $500 million and more

NVIT U.S. 130/30 Equity Fund	0.93% on assets up to $200 million; 0.73% on assets of $200 million and more but less than $500 million; and 0.68% on assets of $500 million and more

NVIT S&P 500® 1-Year Buffer Fund Jan	0.44% of the Fund’s average daily net assets

NVIT S&P 500® 1-Year Buffer Fund Feb	0.44% of the Fund’s average daily net assets

NVIT S&P 500® 1-Year Buffer Fund Mar	0.44% of the Fund’s average daily net assets

NVIT S&P 500® 1-Year Buffer Fund Apr	0.44% of the Fund’s average daily net assets

NVIT S&P 500® 1-Year Buffer Fund May	0.44% of the Fund’s average daily net assets

NVIT S&P 500® 1-Year Buffer Fund June	0.44% of the Fund’s average daily net assets

NVIT S&P 500® 1-Year Buffer Fund July	0.44% of the Fund’s average daily net assets

NVIT S&P 500® 1-Year Buffer Fund Aug	0.44% of the Fund’s average daily net assets

NVIT S&P 500® 1-Year Buffer Fund Sept	0.44% of the Fund’s average daily net assets

NVIT S&P 500® 1-Year Buffer Fund Oct	0.44% of the Fund’s average daily net assets

NVIT S&P 500® 1-Year Buffer Fund Nov	0.44% of the Fund’s average daily net assets

NVIT S&P 500® 1-Year Buffer Fund Dec	0.44% of the Fund’s average daily net assets

NVIT S&P 500® 5-Year Buffer Fund Q1	0.44% of the Fund’s average daily net assets

NVIT S&P 500® 5-Year Buffer Fund Q2	0.44% of the Fund’s average daily net assets

NVIT S&P 500® 5-Year Buffer Fund Q3	0.44% of the Fund’s average daily net assets

NVIT S&P 500® 5-Year Buffer Fund Q4	0.44% of the Fund’s average daily net assets

NVIT J.P. Morgan Digital Evolution Strategy Fund	0.75% on assets up to $1 billion; and 0.70% on assets of $1 billion and more

NVIT J.P. Morgan Innovators Fund	0.75% on assets up to $1 billion; and 0.70% on assets of $1 billion and more

NVIT J.P. Morgan Large Cap Growth Fund	0.65% on assets up to $500 million; and 0.60% on assets of $500 million and more

NVIT J.P. Morgan US Technology Leaders Fund	0.75% on assets up to $1 billion; and 0.70% on assets of $1 billion and more

*	As approved at the Board of Trustees Meeting held on March 7-9, 2022.

IN WITNESS WHEREOF, the parties have executed this Exhibit A on the day and year first written above.

NATIONWIDE FUND ADVISORS

By:	/s/ Michael S. Spangler
Name: Michael S. Spangler
Title: President

NATIONWIDE VARIABLE INSURANCE TRUST

By:	/s/ Michael S. Spangler
Name: Michael S. Spangler
Title: President

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